UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2005

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

As previously disclosed in Navistar International Corporation’s (the company) Report on Form 8-K dated January 7, 2005 and Form 12b-25 (Notification of Late Filing) dated January 14, 2005, the company was unable to timely file its Report on Form 10-K for the period ended October 31, 2004 due to the ongoing analysis of the application of certain accounting standards relating to the securitization of assets at the company’s finance subsidiary, Navistar Financial Corporation (NFC). Following the completion of this analysis, and after discussions with the company’s audit committee and independent registered public accounting firm, Deloitte & Touche, LLP on this subject, the company concluded on January 28, 2005 that a restatement of its financial statements for fiscal years 2002 and 2003 and the first three quarters of fiscal 2004 is required. As such, those financial statements and any related auditor reports should no longer be relied upon because of errors in such financial statements.

Management continues to expect that 2004 earnings, as previously released on a preliminary basis in December, will be positively impacted by the restatement. Below, in more detail, are descriptions of the adjustments to be made to restate the company’s financial statements.

NFC Securitization of Assets

NFC obtains financing through the sale of finance receivables in which NFC retains a subordinated position in the sale (the retained interest assets). Previously, NFC had recognized income from those retained interest assets as cash was received, not taking into consideration any potential changes to future income as a result of business and market conditions. In December 2004, NFC determined that it was necessary to restate its consolidated financial statements for the first three quarters of fiscal 2004 and the fiscal years ended October 31, 2003 and 2002 for the accounting for the securitization of its retail notes and finance lease receivables and its retained interests in such securitizations and deferred taxes related to retail note and finance lease securitization transactions and secured borrowings to fund operating leases.

NFC further determined that it is appropriate to make additional adjustments in these periods, which do not materially affect the results for any restatement period. Such additional adjustments will recognize on NFC’s statement of financial condition certain assets and liabilities relating to agreements to repurchase equipment.

Other Prior Period Adjustments

During 2004, the company began incorporating certain truck dealerships into its consolidated financial statements. For the fiscal years ended October 31, 2003 and 2002 and the first three quarters of fiscal 2004, the consolidation of these truck dealerships was not performed appropriately. The company will fully consolidate these dealerships across the entire restatement period. This consolidation is expected to have a negligible impact on income. The company identified certain other instances where adjustments were necessary to conform prior period financial statements with GAAP. These adjustments, which are not anticipated to have a significant impact on income for any of the restatement periods, will also be made to correct the financial statements for the periods under review.

ITEM 8.01. OTHER EVENTS

The company has approximately $1 billon of outstanding long-term debt issued under various trust indentures between the company and BNY Midwest Trust Company as trustee. Each indenture requires that the company timely file, and/or deliver to the trustee (within specified periods of time) a copy of, its annual filings with the Securities and Exchange Commission (SEC).  The delay in filing the company’s financial statements (as disclosed above), or delivering a copy thereof to the trustee, will not result in the automatic acceleration of maturity of any series of the company's long-term debt.  However, either the trustee or 25% or more of the holders of each series of debt issuance have the right to notify the company of its nonperformance and declare an event of default under such indenture. Based on the company’s discussions with the trustee, the company currently has no reason to believe that this notice will be given.  However, if a notice of default were to be delivered to the company, the company would have no less than 30 days to cure such event of default. If the company does not cure the event of default within the required time period, then either the trustee or 25% or more of the holders of each series of debt issuance would have the right to declare the principal amount and all accrued interest under such series of indebtedness due and payable, unless a waiver is obtained from holders of 51% or more of the aggregate principal indebtedness under each series of the long-term debt.  Any acceleration of maturity of the company's long-term debt issued under any of the respective indentures could lead to the acceleration of the maturity of the indebtedness under the company's other indentures, an automatic default and termination of unused commitments under NFC's revolving credit facility and default under certain other indebtedness of the company and NFC.

The company also has total maximum obligations of approximately $582 million as of July 31, 2004 under various operating leases which have a similar requirement that the company timely file, and/or deliver to the lessor (within specified periods of time) a copy of, its annual filings with the SEC. Failure to comply with this requirement beyond the specified cure period in the leases would give the lessors the right to declare a default under the lease and take other adverse actions. Based on the company’s discussions with certain of the lessors of the equipment, the company currently has no reason to believe that any lessor would declare a default.

NFC also has similar requirements under its $820,000,000 revolving credit agreement, dated as of December 8, 2000, as amended, among NFC, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties party thereto. Failure to comply with this requirement would result in a default under such credit agreement and, and as such, NFC would be prohibited from incurring any additional indebtedness under the credit agreement until the defaults are cured or waived. NFC has requested a waiver of the existing defaults under the credit agreement through February 28, 2005, which will permit NFC to incur additional borrowings under the credit agreement through that date.

NFC currently believes that it and its affiliates will be able to complete their respective Annual Reports on Form 10-K and deliver the required related information to their respective lenders and cure any existing defaults under the credit agreement on or prior to February 28, 2005. In the event that NFC has not cured any defaults by February 28, 2005, it will again no longer be able to incur additional indebtedness under the credit agreement unless it shall have obtained a subsequent waiver. In the event that NFC does not cure any defaults by March 1, 2005 (unless it shall have obtained an additional waiver thereof), an event of default shall have occurred under the credit agreement and the administrative agent or the lenders will have the ability to terminate the credit facility and demand immediate payment of all amounts outstanding under the credit agreement, which as of the date hereof is approximately $695 million. Such a demand for payment would result in defaults under numerous other credit facilities and other agreements of NFC and its affiliates.

On January 31, 2005, the Registrant issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein, to (i) confirm first quarter 2005 guidance, (ii) announce the restatement of its financial statements for fiscal years 2002 and 2003 and the first three quarters of fiscal 2004 and (iii) provide notice that it will not file its Report on Form 10-K within the prescribed time period.

Information provided and statements made in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include information relating to the possible restatement of the company’s historical financial statements. These forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions, including the risk of possible changes as the company completes its analysis and finalizes its financial statements for the prior periods. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2003.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release dated January 31, 2005	E-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: January 31, 2005	/s/Mark T. Schwetschenau

Mark T. Schwetschenau Senior Vice President and Controller (Principal Accounting Officer)